UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024 (February 14, 2024)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08546	22-2465228
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of principal executive offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2024 (the “Closing Date”), in connection with the closing of the transactions contemplated by the Stock Purchase Agreement, dated as of January 5, 2024 (as amended, the “Stock Purchase Agreement”), between Trinity Place Holdings Inc. (the “Company”), TPHS Lender LLC, the lender under the Company’s corporate credit facility (the “Company Investor”) and TPHS Investor LLC, an affiliate of Company Investor (the “JV Investor”, and together with the Company Investor, the “Investor”), the applicable parties entered into the following agreements:

•	the Company and the JV Investor entered into an amended and restated limited liability company operating agreement of TPHGreenwich Holdings LLC (the “JV”) in substantially the form as previously disclosed (the “JV Operating Agreement”), pursuant to which the JV Investor was appointed the initial manager of, and acquired a five percent (5%) interest in, the JV, which JV will continue to own, indirectly, all of the real property assets and liabilities of the Company;

•	the JV and a newly formed subsidiary of the Company (the “TPH Asset Manager”) entered into an asset management agreement in substantially the form as previously disclosed (the “Asset Management Agreement”), pursuant to which the JV hired the TPH Asset Manager to act as initial asset manager for the JV for an annual management fee;

•	the Company entered into the Borrower Assignment and Assumption Agreement (the “Borrower Assignment and Assumption Agreement”), pursuant to which the Company assigned all of its rights, interests, duties, obligations and liabilities in, to and under the Credit Agreement, dated as of December 19, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Original CCF”), by and among the Company, as borrower, certain subsidiaries of the Company as guarantors, and the Company Investor, as initial lender and as administrative agent, and each other document and instrument related to the CCF to the JV. In connection with the Borrower Assignment and Assumption Agreement, the Company also entered into a Holdco Pledge Agreement, pursuant to which the Company agreed to pledge all of its membership interests in the JV to Mount Street US (Georgia) LLP (“Mount Street”), the administrative agent under the Amended and Restated CCF (defined below);

•	the JV entered into an Amended and Restated Credit Agreement, among the JV, as borrower, certain subsidiaries of the JV party thereto, as guarantors, the Company Investor, as lender and Mount Street, as administrative agent (the “Amended and Restated CCF”), pursuant to which the Original CCF was amended and restated in its entirety in order to, among other things, (i) release certain subsidiaries of the Company that were guarantors under the Original CCF from their guarantee obligations thereunder, (ii) extend the maturity date to June 30, 2026, and (iii) the JV incurred an advance of $272,609;

•	TPHGreenwich Owner LLC, the subsidiary of the JV that owns the real property known as 77 Greenwich Street, New York, New York (the “Mortgage Borrower”), entered into a third amendment to the Master Loan Agreement, dated as of October 22, 2021, as amended, supplemented or otherwise modified from time to time), by and between Mortgage Borrower, as borrower, the Company, as guarantor, MPF Greenwich Lender LLC (as successor-in-interest to Macquarie PF Inc.), as lender, and certain entities affiliated with the Investor, as supplemental guarantors (the “MLA Amendment”), which, among other things, provides that (i) the original building loan will be reduced to $125,347,878.00, (ii) an additional project loan will be made in the amount of $2,850,000.00, (iii) the completion date will be extended to December 31, 2024, (iv) the maturity date will be extended to October 23, 2025 with an option to extend for one year and (v) TPHGreenwich Mezz LLC, the direct parent entity of Mortgage Borrower, will enter into a new pledge agreement pursuant to which it will pledge 100% of its membership interests in Mortgage Borrower. The MLA Amendment further provides that the existing Completion Guaranty and Interest and Carry Guaranty by the Company, as original guarantor, are terminated, and that the existing Recourse Guaranty and Environmental Indemnification Agreement by the Company, as original guarantor, are only in full force and effect with respect to matters arising prior to the execution of the MLA Amendment; and

•	TPHGreenwich Subordinate Mezz LLC, a subsidiary of the JV (“Mezz Borrower”), entered into the second amendment to the amended and restated mezzanine loan agreement dated October 22, 2021 by and between Mezz Borrower, as borrower, TPHS Lender II LLC, an affiliate of the Investor, as agent and lender, and the Company, as guarantor (the “Mezz Loan Amendment”), which provides for, among other things: the (i) termination of the pledge by TPHGreenwich Mezz LLC of 100% of its membership interests in the Mortgage Borrower, (ii) extension of the completion date to December 31, 2024, (iii) the extension of the maturity date to October 23, 2025 with an additional option to extend for 1 year and (iv) termination of the Completion Guaranty, Carry Guaranty and Equity Funding Guaranty by the Company, as original guarantor; and that the Recourse Guaranty and Environmental Indemnification Agreement by the Company, as original guarantor, are only in full force and effect with respect to matters arising prior to the execution of the second amendment.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, the Company and the Company Investor entered into an agreement pursuant to which the Warrant Agreement, dated as of December 19, 2019, among the Company and the Company Investor, as amended, was terminated in accordance with the terms of the Stock Purchase Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company consummated the transactions contemplated by the Stock Purchase Agreement, including, among other things, (i) the issuance of 25,112,245 shares of common stock, par value $0.01 per share (the “Common Stock”) to the Company Investor, (ii) the entry by Company and the JV Investor into the JV Operating Agreement, and (iii) the entry by the JV and TPH Asset Manager into the Asset Management Agreement (collectively, the “Transactions”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously disclosed, the Company filed with the Securities and Exchange Commission (the “SEC”) a definitive consent solicitation statement on Schedule 14A (the “Consent Solicitation Statement”) seeking consent from stockholders to the stockholder proposals relating to the Transactions, as described in more detail in the Consent Solicitation Statement (the “Stockholder Proposals”). The affirmative vote of the Company’s stockholders of record as of the record date of January 2, 2024 holding a majority of the outstanding Common Stock was required to authorize and adopt the Stockholder Proposals (the “Required Stockholder Consent”). On February 7, 2024, the Company received the Required Stockholder Consent, upon which such stockholder consents became irrevocable in accordance with the terms of the consent solicitation.

The final voting results of the consent solicitation as of the Closing Date were as set forth below:

1.	Authorization of the Stock Purchase Agreement and the transactions contemplated thereby, as described in the Consent Solicitation Statement, by adoption of the following resolutions:

WHEREAS, the Board has adopted, approved and authorized the Stock Purchase Agreement, JV Operating Agreement and the Transactions contemplated thereby (the “Transactions”) and has recommended that the Company’s stockholders adopt resolutions authorizing the Stock Purchase Agreement, JV Operating Agreement and the Transactions.

NOW THEREFORE, BE IT RESOLVED, that the Stock Purchase Agreement, JV Operating Agreement and the Transactions are hereby authorized in all respects; and be it further

RESOLVED, that, pursuant to Section 271(b) of the Delaware General Corporation Law, notwithstanding the approval of the Stock Purchase Agreement, JV Operating Agreement and the Transactions, the Board may abandon the Stock Purchase Agreement, JV Operating Agreement and the Transactions without further action by the Company’s stockholders, subject to the rights, if any, of third parties under any contract relating thereto.

For	Against	Abstentions	Broker Non-Votes
24,731,948	353,839	399	0

2.	Approval, pursuant to Section 713(a) of the NYSE American LLC Company Guide, of the issuance of 25,112,245 shares of Common Stock of the Company to the Company Investor in accordance with the terms and conditions of the Stock Purchase Agreement and as described in the Consent Solicitation Statement.

For	Against	Abstentions	Broker Non-Votes
24,682,084	403,703	399	0

3.	Approval, pursuant to Section 713(b) of the NYSE American LLC Company Guide, of the issuance of 25,112,245 shares of Common Stock of the Company to the Company Investor in accordance with the terms and conditions of the Stock Purchase Agreement and as described in the Consent Solicitation Statement.

For	Against	Abstentions	Broker Non-Votes
24,682,068	403,703	415	0

Item 7.01. Regulation FD Disclosure.

On February 20, 2024, the Company issued a press release announcing the closing of the Transactions. A copy of the press release is included herewith as Exhibit 99.1, which is incorporated by reference into this Item 7.01.

The information under this Item 7.01, including Exhibit 99.1 hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibit hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated February 20, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: February 20, 2024	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer